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                                                                   Exhibit 10.22

                          MASTER TRANSACTION AGREEMENT

      THIS MASTER TRANSACTION AGREEMENT (this "Agreement") is executed to be effective as of 15 May 1996 (the "Effective Date") by and between:

      THE FIRST INVESTMENT VOUCHER FUND, an open joint stock company established and existing under the laws of the Russian Federation, having its principal place of business at Trubnikovsky 21/2, Moscow, Russian Federation, and represented by the Chairman of its Board of Directors, Mr. Michael Yu. Chebotarev, who is acting on the basis of the Fund's charter ("Fund"); and

      PIONEER REAL ESTATE ADVISORS INC., a company organized and existing under the laws of the State of Delaware, U.S.A., having its principal place of business at 60 State Street, Boston, Massachusetts, U.S.A., and represented by its President, Stephen G. Kasnet, who is acting on the basis of a resolution of the Board of Directors ("PREA").

                                    RECITALS:

A. The Fund is the owner of an office building known as the Meridian Commercial Tower, located at Ulitsa Smolnaya 24/D, 125445 Moscow, Russia according to the system of street names and numbering now in official use in the City of Moscow, Russia ("Building"). The construction and fit out of the Building is unfinished, and the Building is not yet fully let.

B. PREA is a real estate development and management company with the experience and resources necessary to: (1) complete construction of the Building, (2) lease the office space therein to reputable Tenants, and (3) manage the Property (collectively the "Transaction").

C. Simultaneously with this Agreement, the parties shall execute the Master Lease Agreement attached hereto as Appendix A, the Construction Completion Agreement attached hereto as Appendix B and the Property Management Agreement attached hereto as Appendix C (collectively hereinafter the "Underlying Agreements"), the parties desire to set forth their understanding and mutual responsibilities with regard to the Transaction. This Master Transaction Agreement is designed to amend and supplement the Underlying Agreements and to further define the parties' obligations with respect to the Transaction.

NOW THEREFORE, in consideration of the mutual promises and covenants exchanged herein, the parties hereby agree as follows:

                                    AGREEMENT

                           ARTICLE 1. THE TRANSACTION

1.1 Purpose. The parties hereby affirm and agree that this Agreement amends and supplements the Underlying Agreements and further defines the obligations of the parties with respect to the Transaction. This Agreement defines the structure, basic terms and conditions governing the Transaction and the respective obligations of the parties. Among other terms

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and conditions described herein, this Agreement supplies the formula by which the parties shall determine the quarterly Rent payable to the Fund under the Master Lease Agreement, and provides the mechanism whereby PREA shall offset its Unrecoverable Expenses and Construction Costs incurred under the Construction Completion Agreement against its Rent obligation.

1.2 Transaction Description. The Fund shall, through the Underlying Agreements, engage PREA to (1) complete construction of the Building; (2) sublease the office space therein to good and reputable Tenants; and (3) manage the Building.

1.3 Term. This Agreement shall be effective as of the Effective Date, and shall expire upon the expiration or earlier termination of the last of the Underlying Agreements to remain in effect.

1.4 Agreement Controls. If any of the provisions of this Agreement conflict in whole or in part with the provisions of the Underlying Agreements, the provisions of this Agreement shall control. Notwithstanding the forgoing, the Master Lease shall be governed and interpreted according to the choice of law and dispute resolution provisions contained in Article 11 therein, and not by the choice of law and dispute resolution provisions of this Agreement.

                    ARTICLE 2. DEFINITIONS AND INTERPRETATION

      The following terms shall have the meanings given for this and the Underlying Agreements:

2.1 Business Day. "Business Day" means any day, other than Saturday, Sunday or any public holiday in the United States of America or in the Russian Federation.

2.2 Construction Costs. "Construction Costs" means any costs for materials, labor and services identified in the Construction Budget, or otherwise approved as provided in this Agreement or the appropriate Underlying Agreements, and incurred by PREA to complete construction of the Building. "Construction Costs" shall not include the cost of any financing obtained by PREA to complete construction.

2.3 Construction Budget. The "Construction Budget" is the budget prepared by PREA and approved by the Fund in writing containing all costs for materials, labor and services necessary to complete construction of the Building, including all historic costs which have been paid or agreed as being due under any of the underlying Agreements and all future costs and expenditures to be made. The Construction Budget is attached as Appendix A to the Construction Completion Agreement.

2.4 Construction Fee. The "Construction Fee" means PREA's once-quarterly fee for completing construction of the Building pursuant to the Construction Completion Agreement, which shall be one percent of the Construction Costs incurred by PREA during each calendar quarter.

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2.5 Expenses. "Expenses" means the quarterly total of (a) Operating Expenses
(except amounts collected from Tenants towards Land rent and property taxes), plus (b) Leasing Costs, plus (c) any amount of Shortfall from previous quarters and interest on such amount at the rate of two percent per quarter (to the extent PREA holds any advance rent payments collected from Tenants and not yet attributable to Gross Collections, the Shortfall shall be reduced by the advances so held for purposes of calculation of interest due with respect to the Shortfall); plus (d) interest, costs and fees, if any, due or incurred with respect to financing PREA obtained pursuant to the Construction Completion Agreement, plus (e) quarterly payment of the Construction Fee.

2.6 Gross Collections. "Gross Collections" means the total amounts of: (a) Tenant rent payments, (b) Tenant contributions toward Operating Expenses (except contributions for the Property Management Fee), (c) interest earned on amounts of advanced rents and security deposits paid by Tenants and held by PREA (except amounts of such interest that are payable to Tenants pursuant to their lease agreements), (d) parking fees, and (e) telecommunications commissions from Tenant use of telecommunications facilities in the Building, all of which shall be exclusive of value added or other taxes that are due with respect to the Gross Collections, that are collected with respect to the Building, during the quarter in which PREA is paying Rent, or prior quarters, and attributable to that or prior quarters as PREA may reasonably determine.

2.7 Land. The "Land" means the 13,035 square meters of land located at Ulitsa Smolnaya 24/D that was leased to the Fund by the Moscow Government according to a 49 year lease agreement No. M-09-000979, dated 6 September 1994.

2.8 Leasing Costs. "Leasing Costs" means the costs incurred by PREA in connection with leasing the office space in the Building, including fees and commissions payable to real estate brokers, associated legal fees, and the amounts of any rent discounts or other leasing incentives offered to Tenants.

2.9 Operating Budget. "Operating Budget" means PREA's annual budget for operating the Building, including PREA's estimate of annual Gross Collections and Operating Expenses and indicating, to the extent possible, which if any expenses will not be recovered through Tenant contributions to Operating Expenses.

2.10 Operating Expenses. "Operating Expenses" means the total costs, charges, expenses and disbursements of every kind and nature that must be paid in connection with the management, operation, maintenance, improvement and repair of the Property, including the following:

      (a) Utilities. The cost of utilities, including heat, air conditioning, water, steam, fuel and electricity other than that which is supplied to individual Tenants and paid for by them separately.

      (b) Maintenance Fees. The cost of Building maintenance including fees for interior and exterior maintenance, upkeep and repair of the Property as well as the Building heat, air conditioning, plumbing, mechanical, electrical and other systems;

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       landscaping, ground maintenance and snow removal, including the cost of equipment and tools, the cost of servicing such equipment and contributions to any sinking funds that PREA may create from time to time in order to spread the cost of such maintenance, upkeep and repair more equitably among Tenants over the terms of their lease agreements.

       (c) Management Expenses. The portion of the Property Management Fee, if any, not recovered from Tenants, and other fees, costs and expenses related to property management including accounting, catering, electrical, extermination, financial, janitorial, legal, plumbing, security and window cleaning services, as well as the total amount of salaries and benefits payable to Building staff, and the cost of providing a "drivers' room" in the Building.

       (d) License Fees. The cost of licenses, permits, inspections and compliance with any health and fire safety or other governmental rule or regulation imposed upon either of the parties with respect to the Property including the cost of fire protection.

       (e) Insurance Premiums. The cost of premiums for property and other insurance, including rental value and liability insurance, and any costs incurred in obtaining a valuation of the reinstatement costs for the purposes of arranging such insurance.

       (f) Taxes. The cost of all general and special land and property taxes, value added taxes and all other taxes, charges, rates, levies and assessments of whatever nature levied, assessed or collected by any governmental or quasi-governmental authority upon or with respect to ownership or operation of the Building and the Land, other than the Fund's profits taxes.

2.11 Parking Lot. The "Parking Lot" means the paved parking area on the Land and adjacent to the Building that has been prepared by the Fund for use by Tenants, their employees and visitors.

2.12 Property. "Property" means the Building, Parking Lot and Land.

2.13 Property Management Fee. The "Property Management Fee" means the fee payable to PREA in consideration for PREA managing the Property pursuant to the Property Management Agreement.

2.14 Rent. "Rent" means the quarterly amount PREA shall pay the Fund in exchange for use of the Property.

2.15 Shortfall. "Shortfall" shall be as defined in section 3.1.1.

2.16 Tenant. "Tenant" means any individual, legal entity or representative of a legal entity that has executed a lease for office space in the Building with PREA.

2.17 Carryover. "Carryover" shall be as defined in section 3.1.3.

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2.18 Unrecoverable Expenses. "Unrecoverable Expenses" means all expenses incurred by PREA pursuant to the Property Management Agreement that it cannot recover from Tenants as part or their contributions toward Operating Expenses.

2.19 Unrecoverable Expenses Budget. "Unrecoverable Expenses Budget" is the quarterly budget of Unrecoverable Expenses prepared by PREA.

                ARTICLE 3. RIGHTS AND OBLIGATIONS OF THE PARTIES

3.1  Rent and Construction Costs.

      3.1.1 Determine Rent Under the Master Lease. Not later than the 15th day of the first month of each calendar quarter, PREA shall determine the quarterly Rent payable to the Fund under the Master Lease. The Rent shall be an amount equivalent to the larger of: (1) U.S. $250,000.00 per quarter; or (2) Gross Collections for the previous quarter minus Expenses for the previous quarter, which shall be exclusive of any value added or similar taxes thereon. Upon determination of the Rent as provided herein, PREA and the Fund shall amend the Master Lease to reflect the new Rent due thereunder as provided in section 3.1.4 hereunder and section 3.2 of the Master Lease. Notwithstanding the foregoing, if the parties fail to amend the Master Lease as provided herein, then the Rent for the quarter shall be an amount equivalent to U.S. $250,000.00. Determination of the Rent due to the Fund hereunder may result in a shortfall to PREA which shall be recovered over time as provided in section 3.1.3 below. For the purposes of this Agreement and the Underlying Agreements, "Shortfall" shall be the difference between U.S. $250,000.00 and the result obtained by subtracting Expenses from Gross Collections when that result is less than U.S. $250,000.00.

      3.1.2 Determine Quarterly Construction Costs and Unrecoverable Expenses. PREA shall determine the amount of Construction Costs and Unrecoverable Expenses incurred since the 25th day of the last month of the previous quarter, for the purpose of determining what amounts, if any, should be remitted to the Fund.

      3.1.3 Reconcile Rent, Construction Costs and Unrecoverable Expenses. PREA shall offset the Rent determined in accordance with section 3.1.1, with the Construction Costs, Unrecoverable Expenses, Shortfall resulting from calculations under section 3.1.1 and Carryover from previous quarters to establish the amount PREA shall transfer to the Fund, if any. If the Construction Costs, Unrecoverable Expenses, Shortfall and Carryover are greater than the Rent obligation for any given quarter, then PREA shall be entitled to carry over and deduct the amount in excess of the Rent obligation from its Rent obligation in subsequent quarters ("Carryover").

      3.1.4 Amend Master Lease, Execute Act. The parties shall execute quarterly amendments to the Master Lease in accordance with section 3.2 thereof, restating the amount of Rent due thereunder, as well as a separate quarterly acts evidencing the

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      reconciliation of the Rent with the Construction Costs, Unrecoverable
      Expenses, Shortfall and Carryover.

      3.1.5 Special Adjustment due to VAT Exemption. Because of the delays in value added tax ("VAT") refunds from the Russian tax authorities and because such delays would make it undesirable for PREA to undertake its obligations under this Agreement and the Master Lease, the parties have reached the following agreement: Notwithstanding the amounts due to Fund in accordance with the provisions of section 3.1.3 herein, to the extent PREA shall accept, as part of Gross Collections, any Tenant rent payments that are not subject to VAT ("VAT Exempt Payments") and with respect to which VAT has not been collected by PREA as provided in applicable legislation, PREA shall satisfy its obligation to the Fund in the amount equal to Rent due, as provided in section 3.1.1, minus the amount of VAT not collected from Tenants who qualify for the VAT exemption outlined above ("Temporary Debt"). The Temporary Debt shall be duly documented by the parties and shall be reflected appropriately on in the parties' accounting books. The Temporary Debt shall remain as the obligation of PREA to the Fund and shall be repaid to the Fund over time as the VAT related to the VAT Exempt Payments is recovered by PREA from the Russian tax authorities. To the extent PREA fails to recover VAT related to VAT Exempt Payments from the Russian tax authorities, after good faith efforts to do so, the Temporary Debt shall be settled between PREA and the Fund in a manner mutually agreed by the parties, provided that such settlement may not result in losses to PREA or the Fund. Should there be a threat of loss to either party, the parties shall, within 15 Business Days, agree on a method of avoiding such losses (including any required VAT payments) and such agreement may, subject to satisfaction of financing obligations, envision direct lease agreements between the Fund and Tenants.

3.2 Mutual Settlement of Accounts. All payments due in accordance with the Underlying Agreements shall be made not later than the 25th day of the last month of each calendar quarter unless otherwise specified. If any payment is not made within 15 Business Days after it is due, the party expecting payment shall demand payment from the other party in writing, and the other party shall have five Business Days to make the payment. If payment is not made within five Business Days after receipt of such notice, the party owing the payment shall owe interest at the rate of 1% per month of the amount due, compounded monthly and calculated on a pro rata basis with effect from the date due ("Penalty"). Notwithstanding the foregoing, the Penalty shall not apply to the Temporary Debt. Upon the expiration or earlier termination of this Agreement or any of the Underlying Agreements, PREA at its discretion, may terminate any of the Underlying Agreements with reasonable notice not inconsistent with the provisions of the relevant Underlying Agreement and without any further obligations to the Fund. The parties shall settle their accounts under such agreement and any of the other Underlying Agreements at PREA's discretion, and pay over any amounts remaining due and outstanding within 20 Business Days. The settlement obligations in this and the Underlying Agreements shall survive the expiration or earlier termination of this Agreement.

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3.3 Mutual Assistance. The parties shall cooperate and shall reasonably assist each other to facilitate relationships with representatives and officials of the Russian Federation federal, local, and municipal governments, including tax authorities.

3.4 Termination of Underlying Agreements. In addition to possible termination of each of the Underlying Agreements in accordance with each document's termination provisions, the Master Lease shall terminate upon any sale of the Building, and the Property Management Agreement shall, if in effect at the time of any such sale of the Building, continue in effect for one year from the closing date of such sale, unless extended according to written terms then agreed between the parties.

                          ARTICLE 4. DISPUTE RESOLUTION

4.1 Choice of Law. This Agreement and the Underlying Agreements shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts, U.S.A.

4.2 Dispute Resolution. The parties shall attempt to resolve any dispute arising from or in connection with this Agreement or any of the Underlying Agreements, including any question of its existence, validity or termination, by amicable negotiation. If the parties are unable to resolve the dispute within 20 Business Days, then either party may refer the dispute to, and the parties hereby agree to the jurisdiction of, arbitration by the American Arbitration Association, in accordance with its International Arbitration Rules. The arbitration tribunal shall consist of one arbitrator appointed by the administrator thereunder, and shall take place in the City of Boston, Massachusetts, U.S.A. The arbitration shall proceed and all documents shall be presented in the English language. Any award of the arbitrator shall be final and binding on the parties.

                        ARTICLE 5. ADDITIONAL PROVISIONS

5.1 No Assignment. Neither party shall assign, delegate and/or transfer to third parties its rights and obligations under this Agreement without the other party's prior written consent, except PREA may assign its rights and obligations under this Agreement to any entity controlling, controlled by or under the common control of PREA. This Agreement shall be binding upon and inure to the benefit of the parties, their successors in interest, if any, and their respective permitted assigns and transferees.

5.2 No Partnership. Neither this Agreement nor the Underlying Agreements are intended nor shall be construed to create a partnership, joint venture or similar relationship between the parties, nor shall it be construed to create any rights in any third parties against the parties hereto.

5.3 Severability. If any provision of this Agreement or any of the Underlying Agreements is or becomes invalid, ineffective, unenforceable or illegal for any reason, the remaining provisions shall continue in full force and effect. The parties shall amend any invalid provision so as to fulfil their original intent to the maximum extent possible.

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5.4 Amendments. The parties may amend this Agreement or any of the Underlying
Agreements at any time, provided such amendments are made in writing, designated as an amendment to the respective agreement, and duly signed by both parties.

5.5 Notices. Notices required or permitted under this Agreement or any of the Underlying Agreements shall be in writing and shall be delivered by: (1) an internationally accepted courier service, with signed receipt of delivery made;
(2) hand-delivery, with signed receipt of delivery made; or (3) by facsimile, with a confirmation copy sent by internationally accepted courier service or hand-delivery, addressed to the parties hereto as follows (unless changed by a notice in accordance herewith from the party changing its address to the other party):

       To PREA                 Robert Nault, Stephen G. Kasnet
                               Pioneer Real Estate Advisors, Inc
                               60 State Street
                               Boston, MA 02109-1820
                               FAX: 1-617-422-4293

       with a copy to          Grenville Carr-Jones
                               Management Office
                               Meridian Commercial Tower
                               Ulitsa Smolnaya 24/D
                               125445 Moscow, Russia
                               FAX: 7-095-960-2920

       To the Fund:            Michael Chebotarev, Timothy Frost
                               First Investment Voucher Fund
                               21/2 Trubnikovsky Pereulok
                               Moscow, Russia
                               FAX: 7-095-956-6181

Notices delivered pursuant to the terms of this section shall be deemed effective within three calendar days from the date when the notice is sent to the foregoing addresses.

5.6 Force Majeure. The parties shall be relieved of responsibility for any nonfulfillment in whole or in part of their obligations under this Agreement or any of the Underlying Agreements, if such nonfulfillment is caused by force-majeure circumstance, including but not limited to such events as war, civil uprising, rebellion, civil or military conflict, acts of sabotage, strike, lockout, fire, floods, or other natural disasters. Notwithstanding the foregoing, if as a result of such force majeure circumstances, one of the parties is unable to fulfil its obligations, that party shall inform the other party immediately and take all measures that it deems expedient in order to protect the interests of the other party. The parties shall not have the right to demand compensation for any losses arising as a consequence of such unfulfilled obligations.

5.7 Liability of PREA. PREA shall not be liable directly or vicariously for the acts or omissions of, nor any damages caused to the Fund by any other party involved in the Transaction, including the acts or omissions of the construction contractors. Except for PREA's own acts of wilful misconduct or gross negligence, PREA shall not be liable for any

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damages caused to the Fund for actions taken in good faith in connection with performing its obligations under this Agreement and the Underlying Agreements.

5.8 Limitation on Damages. Subject to section 5.7, if either party breaches any of its obligations under this Agreement of any of the Underlying Agreements, such party shall compensate the other party for any actual damages, but shall not be liable for any subsequent or consequential damages suffered as a result of the breach.

5.9 Indemnification. Except when caused by the wilful misconduct or gross negligence of PREA, the Fund shall indemnify and hold PREA harmless from and against all claims, costs, damages, judgments, attorneys' fees, expenses, obligations and liabilities of any kind or nature that PREA may incur or sustain in good faith in connection with or arising out of its obligations under this Agreement or any of the Underlying Agreements. Notwithstanding the foregoing, the Fund shall not be liable and shall not indemnify PREA for any claims, damages or judgements related to any labor disputes arising from employment relationships established by PREA.

5.10 Cost and Expenses. Wherever in this Agreement or any of the Underlying Agreements, a provision is made for the doing of any act by any person it is understood and agreed that such act shall be done by such person at its own cost and expense unless otherwise stated.

5.11 Interpretation. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, and with respect to the parties shall include where the context does not prohibit, their respective permitted successors and assigns. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references to articles, sections, appendices and parties shall mean articles, sections, appendices of and parties to this Agreement, unless otherwise stated. All headings are inserted for convenience only and shall not affect construction of this Agreement

5.12 Entire Agreement. This Agreement and the Underlying Agreements contain the entire agreement between the parties with respect to the subject matter herein, and no representations or agreements, oral or otherwise, between the parties not embodied within the documents identified in this section 5.12 shall be of any force or effect.

IN WITNESS WHEREOF, the parties have executed this Agreement in four counterparts, two in English and two in Russian with one counterpart of each language for each party. In the case of differences in interpretation between the English and Russian texts of this Agreement, the English text shall control.

FIRST INVESTMENT VOUCHER FUND              PIONEER REAL ESTATE ADVISORS
                                           INC.

[SEAL]

/s/ Michael Yu Chebotarev                  /s/ Stephen G. Kasnet
----------------------------               -------------------------------------
Michael Yu Chebotarev                      Stephen G. Kasnet
Chairman Board of Directors                President
(Company Seal)                             (Company Seal)

Executed:                               Executed:
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